                                     SCHEDULE 14C
                                    (Rule 14c-101)
                    INFORMATION REQUIRED IN INFORMATION STATEMENT

                               SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14(c) of the
                           Securities Exchange Act of 1934

Check the appropriate box:
(X)     Preliminary Information Statement
( )     Confidential, for Use of the Commission Only
( )     Definitive Information Statement

                         CCC INFORMATION SERVICES GROUP INC.

                   (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
( )     $125 per Exchange Act Rules  0-11c(1)(ii), or 14c-5(g).
(X)     No fee required.
( )     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities  to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
( )       Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                     CCC INFORMATION SERVICES GROUP INC.
                           444 Merchandise Mart
                         Chicago, Illinois  60654

                            CONSENT SOLICITATION

                                  September __, 1998

To the Holders of Common Stock and Series E Preferred Stock of
    CCC Information Services Group Inc.:

The Board of Directors of CCC Information Services Group Inc., a Delaware corporation (the "Company"), is soliciting your consent to amend the Company's Amended and Restated Certificate of Incorporation to increase the maximum number of authorized directors of the Company from seven (7) to nine (9).

Before the amendment can be effective, the holders of a majority of the Company's issued and outstanding voting stock must give their written consent. If your shares are held in street name, your broker may consent on your behalf if you do not direct your broker to refuse to consent. We ask that you return your written consent by October __, 1998. You may revoke your consent at any time before October __, 1998 by sending a written revocation to the Company's transfer agent, Harris Trust and Savings Bank, 111 W. Monroe Street, Chicago, Illinois, 60601.

We will file an amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware when we receive consents from the holders of a majority of the Company's issued and outstanding voting stock. We expect to make this filing on or about October __, 1998. A copy of the proposed amendment to the Amended and Restated Certificate of Incorporation is attached to this Information Statement.

Only stockholders of record at the close of business on September __, 1998 (the "Record Date") are entitled to consent to the amendment. On that day, there were ___________ shares of the Company's common stock and 500 shares of Series E Preferred Stock issued and outstanding. A total of _____ votes may be cast by such holders of common stock and Series E Preferred Stock considered together. White River Ventures may cast _____ votes with respect to its common stock and ____ votes with respect to its shares of Series E Preferred Stock, for a total of _____________ or 51% of the total votes eligible to be cast in connection with the written consent.

The Board of Directors asks you to consent to the amendment. This Information Statement provides you with detailed information about the proposed amendment. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this Information Statement carefully.

As of the Record Date, David M. Phillips, White River Ventures, Inc., Loeb Investors Co. XV, Loeb Investors Co. XIII and Loeb Investors Co. 108 (collectively, the "Majority Stockholders") owned common stock and Series E Preferred Stock representing in excess of 51% of the number of votes eligible to be cast in connection with the written consent. The Majority Stockholders have indicated their intention to consent to the amendment. AS A RESULT, ASSUMING THE MAJORITY STOCKHOLDERS CONSENT TO THE AMENDMENT, NO CONSENT ON THE PART OF ANY OTHER STOCKHOLDER WILL BE NECESSARY TO EFFECT THE AMENDMENT.

                              By the Order of the Board of Directors,

                              Gerald P. Kenney
                              Vice President, Secretary and General Counsel

                        CCC INFORMATION SERVICES GROUP INC.
                                444 Merchandise Mart
                               Chicago, Illinois  60654
                    INFORMATION STATEMENT DATED SEPTEMBER __, 1998


                          Voting Rights; Proposed Amendment

On September __, 1998, the Company's Board of Directors unanimously adopted a resolution approving an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the maximum number of authorized directors of the Company from seven (7) to nine (9). This change requires the consent of the Company's stockholders holding a majority of its issued and outstanding voting stock. Each share of common stock outstanding on the Record Date is entitled to one vote. In addition, there were 500 shares of Series E Preferred Stock outstanding on the Record Date, which are beneficially owned by White River Ventures, Inc. Pursuant to the provisions of the Company's Amended and Restated Certificate of Incorporation, White River Ventures, Inc. is entitled to vote together with the holders of the common stock on all matters voted on by holders of common stock. The number of votes that each share of Series E Preferred Stock may cast is determined according to a formula, the effect of which will be to cause White River Ventures, Inc. to cast in excess of 51% of the votes entitled to be cast by the outstanding shares of common stock and Series E Preferred stock considered together.

THE CONSENT TO BE COMPLETED IS NOT A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The first mailing of this Information Statement to the holders of the Company's voting stock will be made on September ___, 1998. Subject to stockholder consent to the increase in the maximum number of authorized directors, the Company anticipates filing an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on or about October __, 1998. The proposed change to the Amended and Restated Certificate of Incorporation is indicated on the attached copy.

The Majority Stockholders and the Company have entered into a Stockholders Agreement dated June 16, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Stockholders Agreement") pursuant to which the parties thereto have agreed to certain terms relating to the corporate governance of the Company including the election of directors. Pursuant to the terms of the Stockholders Agreement, the parties thereto are obligated to take all actions necessary to cause the nomination, election or appointment to the Board of Directors of (i) five (5) individuals designated by White River Ventures, Inc. and (ii) four (4) individuals designated by a majority of the Majority Stockholders. As a result, it is necessary for the Company to amend its Amended and Restated Certificate of Incorporation to provide for such designations. Upon creation of the two additional directorships, the Board of Directors will appoint the following individuals to fill such directorships:

          MORGAN W. DAVIS, AGE 47, PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHITE MOUNTAIN INSURANCE CO. Mr. Davis served as a Director of the Company from 1995 until August 1998. He has also served since 1995 as the President and Chief Executive Officer of White Mountain Insurance Company, a wholly-owned subsidiary of Fund American. From 1992 to 1994, Mr. Davis was self-employed as a private investor in a number of entrepreneurial enterprises. From 1987 to 1992, he served as President of Fireman's Fund commercial Insurance. Mr. Davis is currently a Director of White Mountain Holdings and Valley Insurance Group. Mr. Davis is a member of the Audit and Compensation Committee.

          GITHESH RAMAMURTHY, AGE 37, PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF TECHNOLOGY OFFICER, CCC INFORMATION SERVICES INC. Mr. Ramamurthy joined the Company in July 1992 as Executive Vice President-Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President-Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became President and Chief Operating Officer. Prior to joining the Company, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company where he directed product development activities. Sales Technologies, Inc. customers included a long list of Fortune 100 clients in the United States and Europe before it was acquired by Dun & Bradstreet in 1989.

                                   Stock Ownership

The following tables give information about the ownership of the Company's voting securities as of July 31, 1998 by the holders known to the Company to own beneficially five percent or more of any class of the Company's voting securities (based on information filed with the SEC) and the directors, the chief executive officer, the executive officers and directors as a group.


                                                          AMOUNT AND
                                                           NATURE OF    PERCENT
                                NAME AND ADDRESS OF       BENEFICIAL       OF
      TITLE AND CLASS            BENEFICIAL OWNER          OWNERSHIP     CLASS

 Common Stock  . . . . .   Loeb Entities (2)              3,457,315      13.8
 Common Stock  . . . . .   White River Ventures, Inc.
                           (3)(4)                         7,247,564      34.3
 Preferred Stock-Series E  White River Ventures, Inc.
                           (3)(4)                               500     100.0

------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to the securities.
(2) Includes Loeb Investors Co. XIII, Loeb Investors Co. XV and Loeb Investors Co. 108. The address of the Loeb Entities is 61 Broadway, 24th Floor, New York, New York 10006.
(3) The address of White River Ventures, Inc. is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

(4) The Company has been informed that on June 30, 1998, White River Corporation, the sole shareholder of White River Ventures, Inc., was acquired in a merger with Demeter Holdings Corporation, which is solely controlled by the President and Fellows of Harvard College, a Massachusetts educational corporation and title-holding company for the endowment fund of Harvard University. The Company has been further informed that Charlesbank Capital Partners LLC will act as investment manager with respect to the investment of White River Ventures, Inc. in the Company.

                                                        AMOUNT AND
                                                         NATURE OF
                                    NAME AND            BENEFICIAL     PERCENT
      TITLE AND CLASS           BENEFICIAL OWNER         OWNERSHIP     OF CLASS

 Common Stock  . . . . . David M. Phillips (2)           845,260        3.4
 Common Stock  . . . . . J. Laurence Costin              167,255          *
 Common Stock  . . . . . Githesh Ramamurthy (3)          370,480        1.5
 Common Stock  . . . . . John Buckner (4)                 79,720          *
 Common Stock  . . . . . Blaine R. Ornburg (5)           122,000          *
 Common Stock  . . . . . Leonard Ciarrocchi (6)           36,000         --
 Common Stock  . . . . . Dudley C. Mecum (11) (13)     1,337,000         --
 Common Stock  . . . . . Thomas L. Kempner (7)         3,724,674       14.9
 Common Stock  . . . . . Michael R. Eisenson (8) (10)  7,247,564       34.3
 Common Stock  . . . . . Mark A. Rosen (9) (10)        7,247,564       34.3
 Common Stock  . . . . . Michael R. Stanfield                ---         --
 Common Stock  . . . . . Herbert S. Winokur, Jr.       1,337,000         --
                         (12)(13)
 Common Stock  . . . . . All directors and executive  13,929,953       55.7
                          offers as a group (13
                          persons)

-----------------------

*    Less than one percent of the outstanding Common Stock
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2) Includes 300,000 shares of Common Stock held by Ruth Ann Phillips, Mr. Phillips' wife. Mr. Phillips disclaims beneficial ownership of the shares held by Ruth Ann Phillips, except to the extent of his pecuniary interests therein. Includes 17,500 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within sixty (60) days of July 31, 1998.
(3) Includes 166,880 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.
(4) Includes 67,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.
(5) Includes 94,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.
(6) Includes 36,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.
(7) Includes 3,457,315 shares of Common Stock held by Loeb Entities. Mr. Kempner is the managing general partner or the general partner of the general partner of each of the Loeb Entities. Mr. Kempner disclaims beneficial ownership of the shares held by the Loeb Entities, except to the extent of his pecuniary interests therein. Also includes (held personally) 200,000 shares of Common Stock and 67,360 shares of common stock issuable upon exercise of outstanding options which are exercisable within 60 days of July 31, 1998.

(8) Includes 7,247,564 shares of Common Stock held by White River Ventures, Inc. Mr. Eisenson is President and Chief Executive Officer of Charlesbank Capital Partners LLC owner of White River Ventures, Inc. and disclaims beneficial ownership of the shares held by White River Ventures, Inc., except to the extent of his pecuniary interests therein.
(9) Includes 7,247,564 shares of Common Stock held by White River Ventures, Inc. Mr. Rosen is Managing Director of Charlesbank Capital Partners LLC owner of White River Ventures, Inc. and disclaims beneficial ownership of the shares held by White River Ventures, Inc., except to the extent of his pecuniary interests therein.
(10) White River Ventures, Inc. also owns 558 shares of Series C Preferred Stock, which is 87% of the outstanding shares of such class, 3,194 shares of Series D Preferred Stock, which is 84% of the outstanding shares of such class, and 500 shares of Series E Preferred Stock, which is 100% of the outstanding shares of such class. Mr. Eisenson and Mr. Rosen disclaim beneficial ownership of the shares held by White River Ventures, Inc. except to the extent of their pecuniary interests therein.
(11) Includes 1,337,000 shares of Common Stock held by Capricorn Investors II, L.P. Mr. Mecum is a partner in Capricorn Investors II, L.P. and disclaims beneficial interest of the shares held by Capricorn Investors II, L.P. except to the extent of his pecuniary interests therein.
(12) Includes 1,337,000 shares of Common Stock held by Capricorn Investors II, L.P. Mr. Winokur is a partner in Capricorn Investors II, L.P. and disclaims beneficial interest of the shares held by Capricorn Investors II, L.P. except to the extent of his pecuniary interests therein.
(13) Capricorn Investors II, L.P. also owns 72 shares of Series C Preferred Stock, which is 13% of the outstanding shares of such class and 407 shares of Series D Preferred Stock which is 11% of the outstanding shares of such class. Mr. Mecum and Mr. Winokur disclaim beneficial ownership of the shares held by Capricorn Investors II L.P. except to the extent of their pecuniary interests therein.

                                 General Information

The expense of preparing, printing, and mailing this Information Statement will be paid by the Company. In addition to the use of the mail, consents may be solicited personally or by telephone by employees of the Company. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable costs in sending the consent material to the beneficial owners of the Company's voting stock.

The Company files annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information filed by the Company at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov.

You may also request a copy of the Company's financial reports filed with the SEC by contacting the Company at 444 Merchandise Mart, Chicago, Illinois 60654, telephone number 312-222-4636.

                  PLEASE  COMPLETE, SIGN AND RETURN THE ACCOMPANYING
                           CONSENT CARD BY OCTOBER __, 1998

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

                         CONSENT TO THE PROPOSED AMENDMENT TO
                THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                         PROPOSED AMENDMENT TO THE COMPANY'S
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      Article 5

                                      * * * * *

     (b) The number of directors of the Corporation shall be not less than three (3) nor more than nine (9) and shall be fixed in accordance with the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide.

                                      * * * * *

This consent card must be received no later than October __, 1998.

                         CCC INFORMATION SERVICES GROUP INC.
                                     Consent Card
                    Solicited on Behalf of the Board of Directors

The undersigned hereby takes the following action with respect to all the shares of voting stock of CCC Information Services Group Inc., which the undersigned is entitled to vote:

Consent   Does Not Consent    To amendment to the Amended and Restated
                              Certificate of Incorporation of CCC Information
                              Services Group Inc. to increase the maximum authorized number of directors to nine (9)

The Board of Directors recommends giving consent to the amendment. Once a majority has consented to the amendment, the majority vote shall become irrevocable and the amendment shall be approved.

If you do not approve the amendment, you do not need to take any action. Because the approval of a majority of the outstanding shares is required, not returning this card has the same impact as not consenting to the amendment.

Marking the box "CONSENT" constitutes your written consent to the amendment. However, if no box is marked, your signature below will evidence your written consent to the amendment as recommended by the Board of Directors.

Sign, Date and Return the Consent Card Promptly Using the Enclosed Envelope.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:__________________ Date:_______ Signature:_________________
Date:__________


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